UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2014
____________________

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26824
(Commission File Number)

68-0370244
(I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
(Address of Principal Executive Offices)

(415) 248-5350
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 16, 2014, we notified Cantor Fitzgerald & Co. (“Cantor”), of our election to terminate the Sales Agreement, dated December 20, 2013 (the “Sales Agreement”), between us and Cantor, as agent. The termination became effective on May 26, 2014. The Sales Agreement provided for the offer and sale, from time to time, of shares of our common stock through Cantor, acting as agent. Through May 16, 2014, the Company had sold an aggregate of 8,911 shares of common stock pursuant to the Sales Agreement for aggregate gross proceeds of $29,634.28.

A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 23, 2013. The description of the Sales Agreement contained in this report does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the December 23, 2013 registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	COLLABRX, INC.

	By:	/s/ Thomas R. Mika
	Name: Title:	Thomas R. Mika President & Chief Executive Officer